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                            AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                        AFTERMARKET TECHNOLOGY CORP.
                          A DELAWARE CORPORATION

          The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Aftermarket Technology Corp., a Delaware corporation (the "Corporation"), does hereby certify that:

          1. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 25, 1994 and the name under which it originally incorporated was Aftermarket Technologies & Components, Inc. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 21, 1996.

          2. This Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Section 228, 242 and 245 of the Delaware General Corporation Law. Written consent of the Corporation's stockholders has been given in accordance with Section 228 of the DGCL and written notice has been given as provided in such Section.

          3. The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                                  ARTICLE I
                             NAME OF CORPORATION

          The name of this corporation is:

                         Aftermarket Technology Corp.

                                 ARTICLE II

                              REGISTERED OFFICE

          The address of the registered office of the Corporation in the State of Delaware is 9 East Loockerman Street, in the city of Dover, County of Kent and the name of its registered agent at that address is National Registered Agents, Inc.

                                ARTICLE III

                                  PURPOSE

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                ARTICLE IV

                          AUTHORIZED CAPITAL STOCK

          SECTION 1. AUTHORIZED SHARES. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and "Common Stock"; the total number of shares that the Corporation shall have authority to issue is Thirty-Five Million (35,000,000); the total number of shares of Preferred Stock shall be Five Million (5,000,000) and all such shares shall have a par value of one cent ($.01); and the total number of shares of Common Stock shall be Thirty Million (30,000,000), and each such share shall have a par value of one cent ($.01).

          SECTION 2. PREFERRED STOCK. The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board") is hereby vested with authority to fix by resolution or resolutions the designations and the powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the dividend rate, conversion or exchange rights, redemption price and liquidation preference, of any series of shares of Preferred Stock, and to fix the number of shares constituting any such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding). In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution or resolutions originally fixing the number of shares of such series.

          SECTION 3. DISTRIBUTIONS UPON LIQUIDATION. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of each series of Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, an amount for each share of such series of Preferred Stock equal to the amount fixed and determined by the Board in the resolution or resolutions creating such series and providing for the issuance of such shares, and no more, before any of the assets of the Corporation shall be distributed or paid over to the holders of Common Stock. After payment in full of said amounts to the holders of Preferred Stock of all series, the remaining assets and funds of the Corporation shall be divided among and paid to the holders of shares of Common Stock. If, upon such dissolution, liquidation or winding up, the assets of the Corporation distributable as aforesaid among the holders of Preferred Stock of all series shall be insufficient to permit full payment to them of said preferential amounts, then such assets shall be distributed ratably among such holders of Preferred Stock in proportion to the respective total amounts that they shall be entitled to receive as provided in this Section 3.


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                                   ARTICLE V

                        ANNUAL MEETINGS OF STOCKHOLDERS

          The annual meeting of stockholders shall be held at such time, on such date and at such place (within or without the State of Delaware) as provided in the Bylaws of the Corporation. Subject to any requirement of applicable law, the books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE VI

                   CALL OF SPECIAL MEETINGS OF STOCKHOLDERS

          Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time (i) by a majority of the members of the Board or (ii) by a committee of the Board that has been duly designated by the Board and whose power and authority, as provided in a resolution by the Board or in the Bylaws of the Corporation, includes the power to call such meetings; but such special meetings of stockholders of the Corporation may not be called by any other Person or Persons or in any other manner; PROVIDED, HOWEVER, that if and to the extent that any special meeting of stockholders may be called by any other Person or Persons specified in any certificate of designations filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time), then such special meeting may also be called by the Person or Persons, in the manner, at the times and for the purposes so specified.

                                ARTICLE VII

                    STOCKHOLDER ACTION BY WRITTEN CONSENT

          Any election of directors or other action by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders and may not be effected by written consent without a meeting.

                               ARTICLE VIII

                          ELECTION OF DIRECTORS

          SECTION 1. BALLOT. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

          SECTION 2. ELECTION OF DIRECTORS BY PREFERRED STOCKHOLDERS. During any period when the holders of any Preferred Stock or any one or more series thereof,


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voting as a class, shall be entitled to elect a specified number of directors, by reason of dividend arrearages or other provisions giving them the right to do so, then and during such time as such right continues (1) the then otherwise authorized number of directors shall be increased by such specified number of directors, and the holders of such Preferred Stock or such series thereof, voting as a class, shall be entitled to elect the additional directors so provided for, pursuant to the provisions of such Preferred Stock or series; (2) each such additional director shall serve for such term, and have such voting powers, as shall be stated in the provisions pertaining to such Preferred Stock or series; PROVIDED, HOWEVER, that, notwithstanding the foregoing, any such director's term shall earlier expire upon the due election and qualification of a successor to such director or upon any resignation, disqualification or removal of such director in accordance with law. Whenever the holders of shares of any series of Preferred Stock are divested of such rights to elect a specified number of directors pursuant to the resolution or resolutions of the Board creating such series and providing for the issuance of such shares, the terms of office of all directors elected by the holders of such series of Preferred Stock pursuant to such rights, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such series of Preferred Stock, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.

          SECTION 3. STOCKHOLDER NOMINEES. Nominations by stockholders of persons for election to the Board shall be made only in accordance with the procedures set forth in the Bylaws of the Corporation.

          SECTION 4. REMOVAL. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board, may be removed from office with or without cause, at any time, and only by the affirmative vote of the holders of a majority of the shares of Voting Stock then outstanding.

                                 ARTICLE IX

                       LIABILITY AND INDEMNIFICATION

          To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the "Delaware Law"), a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Corporation may indemnify, in the manner and to the fullest extent permitted by the Delaware Law, any person (or the estate of any person) who is or was a party to, or is


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

threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Expenses incurred by any such director, officer, employee or agent in defending any such action, suit or proceeding may be advanced by the Corporation prior to the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified as authorized by the Delaware Law and this Article X. The Corporation may, to the fullest extent permitted by the Delaware Law, purchase and maintain insurance on behalf of any such director, officer, employee or agent against any liability which may be asserted against such person. To the fullest extent permitted by the Delaware Law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and, in the manner provided by the Delaware Law, any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by the Delaware Law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

          No repeal or modification of the foregoing paragraph shall adversely affect any right or protection of a director of the Corporation existing by virtue of the foregoing paragraph at the time of such repeal or modification.

                                  ARTICLE X

                      CREDITOR COMPROMISE OR ARRANGEMENT

          Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation,


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

as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.























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

          IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and does hereby verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and that the facts stated herein are true as of December 13, 1996.

                                                /s/ John C. Kent
                                         --------------------------------
                                             John C. Kent, Secretary

















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